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                       SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 23, 2004

                       Peoples Ohio Financial Corporation
                       ----------------------------------
             (Exact name of registrant as specified in its charter)



         Ohio                         0-49619                   31-1795575
------------------------       ---------------------        -------------------
(State of Incorporation)       (Commission File No.)           (IRS Employer
                                                            Identification No.)




                    635 South Market Street, Troy, Ohio 45373
                    -----------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code:  (937) 339-5000





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                                    FORM 8-K

Item 5.  Other Events.
------   ------------

         The following was contained in a press release issued by Peoples Ohio Financial Corporation on March 23, 2004



Tuesday, March 23, 2004


NEWS RELEASE                                           For Further Information
------------                                            Contact:  Linda Daniel
For Immediate Release                                            VP Mktg./Adm.
                                                                (937) 339-5000


                       PEOPLES OHIO FINANCIAL CORPORATION
                         ANNOUNCES SEMI-ANNUAL DIVIDEND


The Board of Directors and Management of Peoples Ohio Financial Corporation, parent company of Peoples Savings Bank (Troy-Piqua-Clayton), announces approval of a semi-annual dividend of 6c per share to be paid on April 30, 2004, to shareholders of record on April 5, 2004.

This continues the dividend level set by issuance of the October 2003 dividend, which was a 33% increase over dividend level of the previous fiscal year. Also, this is part of a progression of dividend increases initiated over 2-1/2 years ago.

"Peoples Savings Bank works diligently to benefit both customers and shareholders," Ron Scott, President/CEO emphasized. He pointed out that current tax laws provide favorable incentives for increased dividends to shareholders . .. . a situation, which even improves value to those who hold Peoples shares.

According to Scott, the dividend is evidence of Peoples historic strength as a local financial organization, which maintains a high level of products and services for customers while being committed to providing value to its shareholders.

Peoples Savings Bank has banking centers, ATM locations and trust offices in Troy, Piqua and Clayton. Originally chartered under Ohio law in 1890, Peoples Savings Bank created a savings and loan holding company, Peoples Ohio Financial Corporation, effective January 2002. Common shares of Peoples stock are now traded in the over-the-counter market under the symbol "POHF."




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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            PEOPLES OHIO FINANCIAL CORPORATION



                                            By: /s/ Ronald B. Scott
                                                -------------------------------
                                                Ronald B. Scott
                                                President

Date:  March 23, 2004